Sub-Item 77 Q1(g)

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement) is made as of this 3rd day of March, 2010, by and among Aberdeen Funds,a Delaware statutory trust (the Aberdeen Trust), with its principal place of business at 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103, on behalf of the following of its separate series: Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund, Aberdeen International Equity Institutional Fund, Aberdeen Small Cap Fund and Aberdeen Core Income Fund (each, an Acquiring Fund), and Pacific Capital Funds, a Massachusetts business trust (the Pacific Capital Trust), with its principal place of business at 130 Merchant Street, Suite 370, Honolulu, Hawaii 96813, on behalf of the following of its separate series:
New Asia Growth Fund, International Stock Fund, Small Cap Fund and High Grade Core Fixed Income Fund (each, an Acquired Fund). Aberdeen Asset Management Inc. (AAMI), a Delaware corporation, joins this agreement solely for purposes of paragraphs
1.6, 5.1, 9.2, 14, 16.4, 16.5 and 16.6.  The Bank of Hawaii
(BOH), a Hawaii banking corporation, joins this Agreement solely for purposes of paragraphs 1.6, 5.1, 5.4, 9.2, 14, 16.4, 16.5 and
16.6.

WHEREAS, each Acquired Fund and each Acquiring Fund is a series of an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act);

WHEREAS, Aberdeen Core Income Fund is an existing series of the Aberdeen Trust, but has had no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no business activities prior to the consummation of the transaction described herein;

WHEREAS, each of Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund, Aberdeen International Equity Institutional Fund and Aberdeen Small Cap Fund (each, an Operating Acquiring Fund) is an existing series of the Aberdeen Trust and has carried on, and will continue to carry on, the business of an open-end management investment company registered under the 1940 Act, and has, and will continue to have, following the consummation of the transaction described herein, assets consisting primarily of equity securities;

WHEREAS, the following chart shows each Acquiring Fund and its classes of shares of beneficial interest (no par value) (Acquiring
Fund Shares) and the corresponding Acquired Fund with its classes of shares of beneficial interest (no par value) (Acquired Fund Shares):
Acquiring Fund, each a series of        Corresponding Acquired Fund,
Aberdeen Funds			        each a series of Pacific Capital
Aberdeen Asia-Pacific (ex-Japan)        Funds New Asia Growth Fund
Equity Institutional Fund
Institutional Service Class             Class A
Institutional Service Class             Class B
Institutional Service Class             Class C
Institutional Class                     Class Y

Aberdeen International Equity           International Stock Fund
Institutional Fund
Institutional Service Class             Class A
Institutional Service Class             Class B
Institutional Service Class             Class C
Institutional Class                     Class Y

Aberdeen Small Cap Fund                 Small Cap Fund
Class A                                 Class A
Class A                                 Class B
Class C                                 Class C
Institutional Class                     Class Y

Aberdeen Core Income Fund              High Grade Core Fixed Income Fund
Class A					Class A
Class A					Class B
Class C					Class C
Institutional Class			Class Y

WHEREAS, throughout this Agreement, the term Acquiring Fund Shares should be read to include each class of shares of the applicable Acquiring Fund and each reference to Acquiring Fund Shares in connection with an Acquired Fund should be read to include each class of the particular Acquiring Fund that corresponds to the relevant class of the Acquired Fund;

WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (Code);

WHEREAS, each reorganization, redomiciliation and liquidation contemplated hereby will consist of (1) the sale, assignment, transfer and delivery of all of the property and assets of an Acquired Fund to the corresponding Acquiring Fund in exchange solely for the Acquiring Fund Shares as described herein,
(2) the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and (3) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (Reorganization), all upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, each Acquired Fund owns securities that generally are assets of the character in which the corresponding Acquiring
Fund is permitted to invest;

WHEREAS, the Board of Trustees of the Aberdeen Trust has determined, with respect to each Acquiring Fund, that the sale, assignment, transfer and delivery of all of the property and assets of the corresponding Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and

WHEREAS, the Board of Trustees of the Pacific Capital Trust has determined that the sale, assignment, transfer and delivery of all of the property and assets of each Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of each Acquired Fund by the corresponding Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth and intending to be legally bound hereby,the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF EACH ACQUIRED FUND TO THE CORRESPONDING ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES BY THE CORRESPONDING ACQUIRING FUND AND THE LIQUIDATION OF EACH ACQUIRED FUND
1.1 Subject to the requisite approval of each Acquired Funds shareholders (Acquired Fund Shareholders) and the other terms and conditions herein set forth, including paragraph 15.1, and on the basis of the representations and warranties contained herein, each Acquired Fund agrees to sell, assign, transfer and deliver all of its property and assets, as set forth in paragraph 1.2, to the corresponding Acquiring Fund, and each Acquiring Fund agrees in exchange therefor:
(i) to deliver to the corresponding Acquired Fund the number of full and fractional Acquiring Fund Shares of each relevant class equal in value to the value of each corresponding class of the corresponding Acquired Fund as of the time and date set forth in paragraph 3; and
(ii) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.2. Transactions described in paragraph
1.1(i) and (ii) shall take place on the date of the closing provided for in paragraph 3.1
(Closing Date).

1.2. The property and assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund shall consist of all assets and property, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Valuation
Date as defined in paragraph 2.1 excluding the estimated costs of extinguishing any Excluded Liability (as defined below) and cash in an amount necessary to pay any dividends pursuant to sub-paragraph 6.3 (collectively, with respect to each Acquired Fund separately, Assets). Each Acquiring Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the corresponding Acquired Fund prepared on behalf of the Acquired Fund, as of the Valuation Date, in accordance with generally accepted accounting principles consistently applied from the prior audited period, except for the Acquired Funds Excluded Liabilities (as defined below), if any, pursuant to this Agreement (collectively, with respect to each Acquired Fund separately, Liabilities).Each Acquiring Fund shall assume only those Liabilities of the corresponding Acquired Fund reflected in such Statement of Assets and Liabilities and shall not assume any other liabilities, whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of the Acquired Fund. Each Acquired Fund will use its best efforts to discharge all known Liabilities prior to or at the Valuation Date (as defined in paragraph 2.1) to the extent permissible and consistent with its own investment objectives and policies. If prior to the Closing Date, the Aberdeen Trust identifies a Liability that the Aberdeen Trust and the Pacific Capital Trust, on behalf of an Acquired Fund, mutually agree should not be assumed by the Aberdeen Trust, such Liability shall be excluded from the definition of Liabilities hereunder and shall be listed on a Schedule of Excluded Liabilities to be signed by the Aberdeen Trust and the Pacific Capital Trust at the Closing (the Excluded Liabilities). Certain Liabilities that would otherwise be listed as Excluded Liabilities may be assumed by the Aberdeen Trust on behalf of an Acquiring Fund, on the condition that the Aberdeen Trust and the relevant Acquiring
Fund be indemnified in writing to their reasonable satisfaction by BOH or its affiliates against any and all losses, claims, damages or liability to which the Aberdeen Trust and the Acquiring Fund may become subject as a result of assuming such Liability.

1.3. Immediately following the action contemplated by paragraph 1.1, each Acquired Fund will (a) distribute to its shareholders of record with respect to each class of Acquired Fund Shares as of the Closing Date (Acquired Fund Shareholders),on a pro rata basis within that class, the Acquiring Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1 and (b) as soon as reasonably practicable thereafter, completely liquidate. Such distribution and liquidation will be accomplished, with respect to each class of Acquired Fund Shares, by the transfer of the corresponding Acquiring Fund Shares then credited to the account of each Acquired Fund on the books of the applicable Acquiring Fund to open accounts on the share records of the applicable Acquiring Fund in the names of the Acquired Fund Shareholders. An Acquiring Fund shall not issue certificates representing any class of Acquiring Fund Shares in connection with such exchange. The aggregate net asset value of each class of Acquiring Fund Shares to be so credited to each corresponding class of Acquired Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund Shares of that class owned by Acquired Fund Shareholders on the Valuation Date.All issued and outstanding Acquired Fund Shares will simultaneously be redeemed and canceled on the books of the Acquired Fund. The Acquired Funds will be dissolved in accordance with the laws of Massachusetts as soon as practicable following the Closing Date.

1.4. Ownership of Acquiring Fund Shares will be shown on the books of each Acquiring Funds Transfer Agent, as defined in paragraph 3.3.
1.5. Any reporting responsibility of an Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (Commission), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

1.6.At least fifteen business days prior to the Valuation Date, BOH, on behalf of each Acquired Fund, will provide AAMI with a schedule of the Assets held by such Acquired Fund. At least ten business days prior to the Valuation Date, AAMI, on behalf of each Acquiring Fund will advise BOH of any investments of the corresponding
Acquired Fund shown on the Acquired Funds schedule of securities which such Acquiring Fund would not be permitted to hold (i) under its investment objective, principal investment strategies or investment restrictions; (ii) under applicable law; or (iii) because the transfer of such investments would result in material operational or administrative difficulties to such Acquiring Fund in connection with facilitating the orderly transition of such Acquired Funds Assets.Under such circumstances, to the extent practicable, an Acquired Fund will, if requested by an Acquiring Fund and, to the extent permissible and consistent with its own investment objectives and policies and the fiduciary duties of the investment adviser responsible for the portfolio management of the Acquired Fund, dispose of such investments prior to the Valuation Date. In addition,if it is determined that the portfolios of an Acquired
Fund and the corresponding Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations to which the Acquiring Fund is or will be subject with respect to such investments, to the extent practicable, the Acquired
Fund will, if requested by the Acquiring Fund and, to the extent permissible and consistent with its own investment objectives and policies and the fiduciary duties of the investment adviser responsible for the portfolio management of the Acquired Fund, dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Valuation Date. Notwithstanding the foregoing, nothing herein will require an Acquired Fund to dispose of any Assets, if, in the reasonable judgment of the Acquired Funds investment adviser, such disposition would adversely affect the tax-free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of the Acquired Fund.

2.  VALUATION

2.1 The value of the Assets of each Acquired Fund shall be the value of such Assets as of the close of business of the New York
Stock Exchange and after the declaration of any dividends on the business day immediately preceding the Closing Date, or in the case of High Grade Core Fixed Income Fund on the Closing Date if such date is a business day (such time and date being hereinafter called the Valuation Date), computed using the valuation procedures set forth in the then-current prospectus and statement of additional information with respect to each Acquiring Fund and the valuation procedures established by the Aberdeen Trusts Board of Trustees
(such procedures, the Aberdeen Trust Valuation Procedures).

2.2 All computations of value shall be made by Citi Fund Services Ohio, Inc., in its capacity as sub-administrator for each Acquired Fund, and shall be subject to review by each Acquiring Funds sub-administrator, Citi Fund Services Ohio, Inc. or a successor 3 sub-administrator, and by each Acquiring Funds independent accountants. The Pacific Capital Trust and the Aberdeen Trust agree to use all commercially reasonable efforts to resolve prior to the Valuation Date any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of an Acquired Fund and those determined in accordance with the pricing policies and procedures of its corresponding Acquiring Fund.

3.  CLOSING AND CLOSING DATE

3.1 The Closing Date for each Reorganization shall, subject to paragraph 15.1, be such date as an authorized officer of each of the parties may agree, subject to the satisfaction or waiver of the conditions in this Agreement and which date shall in no event be later than July 20, 2010. All acts taking place at the closing of the transactions provided for in this Agreement (the Closing) shall, subject to the satisfaction or waiver of the conditions in this Agreement, be deemed to take place simultaneously as of immediately before the opening of business on the Closing Date unless otherwise agreed to by the parties. The Closing shall be held at the offices of Willkie Farr & Gallagher LLP at 787 Seventh Avenue, New York,
New York 10019-6099 or at such other place as an authorized officer of each of the parties may agree. To the extent any Acquired Funds Assets are for any reason not transferred on the Closing Date, subject to paragraph 15.1, such Acquired Fund shall cause such Acquired Funds Assets to be transferred in accordance with this Agreement at the . earliest practicable date thereafter.

3.2 The Pacific Capital Trust shall direct The Bank of New York Mellon, as custodian for the Acquired Fund (Custodian), to deliver to the Aberdeen Trust, on behalf of each Acquiring Fund, at the Closing, a certificate of an authorized officer stating that (i) the Assets of each Acquired Fund have been delivered in proper form to the corresponding Acquiring Fund within two business days prior to or on the Closing Date, and (ii) all necessary taxes in connection withthe delivery of the Assets of each Acquired Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each Acquired Funds portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to the applicable Acquiring Funds custodian. Such presentation shall be made for examination no later than five business days preceding the Closing Date, and such certificates and other written instruments shall be transferred and delivered by each Acquired Fund as of the Closing Date for the account of the corresponding Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver to the applicable Acquiring Funds custodian the Assets of each Acquired Fund as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the 1940 Act. The cash to be transferred by each Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

3.3 The Pacific Capital Trust or its transfer agent (the Transfer Agent) shall deliver to the Aberdeen Trust, on behalf of each Acquiring Fund, at the Closing a certificate of an authorized officer stating that its records contain the name and address of each Acquired Fund Shareholder and the number and percentage ownership of each outstanding class of shares owned by each such shareholder immediately prior to the Closing. The Aberdeen Trust shall deliver to the Secretary of the Pacific Capital Trust, on behalf of the corresponding Acquired Fund, a confirmation evidencing that (a) the appropriate numberof Acquiring Fund Shares have been credited to the Acquired Funds account on the books of the applicable Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.3, (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of the applicable Acquiring Fund pursuant to paragraph 1.4 and (c) the information set out in clause (a) and (b) was provided by the Aberdeen Trusts transfer agent. At the Closing each Acquired Fund shall deliver to the corresponding Acquiring Fund such bills of sale, checks, assignments, share certificates, if any,receipts or other documents as the corresponding Acquiring Fund or its counsel may reasonably request.

3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of an Acquiring Fund or the corresponding Acquired Fund (each, an Exchange) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of either an appropriate officer of the Aberdeen Trust or an appropriate officer of the Pacific Capital Trust, accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable, the Valuation Date and the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored or such later dates as may be mutually agreed in writing by an authorized officer of each party.

4  REPRESENTATIONS AND WARRANTIES

4.1.  Except as has been fully disclosed to the applicable
corresponding Acquiring Fund prior to the date of this Agreement in a written instrument executed by an officer of the Pacific
Capital Trust, the Pacific Capital Trust, on behalf of each
Acquired Fund, severally and not jointly, represents and
warrants to the Aberdeen Trust as follows:
 (a) Each Acquired Fund is duly organized as a series of the Pacific Capital Trust, which is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts with the power under the Pacific Capital Trusts
Declaration of Trust to own all of its Assets and to carry on its business as it is now being conducted. Each Acquired Fund is qualified as a foreign association or business trust in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquired Fund.Each Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to carry out this Agreement;
 (b) The Pacific Capital Trust is a duly registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the
1940 Act, and the registration of each class of Acquired Fund
Shares under the Securities Act of 1933, as amended (1933 Act), is in full force and effect with respect to each Acquired Fund;
 (c) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by any
Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934 (the 1934 Act), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the (District of Columbia and of Puerto Rico) and the Hart-Scott-Rodino Act, which shall have been obtained on or prior to the Closing Date;
 (d) Each Acquired Funds current prospectus and statement
of additional information (collectively, as amended or supplemented from time to time, the Acquired Fund Prospectus) and current shareholder reports (true and correct copies of which have been delivered to the Aberdeen Trust) and each prospectus, statement of additional information and shareholder report of each Acquired
Fund used during the three years prior to the date of this Agreement conform or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact relating to the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
 (e) On the Valuation Date, each Acquired Fund will have good and marketable title to the Assets of the Acquired Fund and full right, power, and authority to sell, assign, transfer and deliver such
Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Aberdeen Trust, on behalf of each Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the
1933 Act or as disclosed to the Aberdeen Trust;
 (f) Each Acquired Fund is not engaged currently, and the
execution, delivery and performance of this Agreement by the
Acquired Fund will not result, in a material violation of the
Pacific Capital Trusts Declaration of Trust or By-Laws or of
any agreement, indenture, instrument, contract, lease or other undertaking to which the Pacific Capital Trust, on behalf of each Acquired Fund, is a party or by which it is bound;
 (g) The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under
any agreement, indenture, instrument, contract, lease, judgment or decree to which the Pacific Capital Trust, on behalf of each
Acquired Fund, is a party or by which it is bound;
 (h) No litigation or administrative proceeding or investigation of or before any court, governmental body or regulatory agency is presently pending or, to the PacificCapital Trusts knowledge, threatened against the Pacific Capital Trust, with respect to any Acquired Fund or any of the Acquired Funds properties or assets that, if adversely determined, would materially and
adversely affect its financial condition or the conduct of its business.
The Pacific Capital Trust, on behalf of each Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court, governmental body or regulatory agency which materially and adversely affects any Acquired Funds business or its ability to consummate the transactions herein contemplated;
 (i) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of each
Acquired Fund at July 31, 2009 have been audited by KPMG LLP, an independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the
United States of America (GAAP) consistently applied, and such statements (copies of which have been furnished to the applicable Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in
accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;
 (j) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of each
Acquired Fund at January 31, 2010 (unaudited) are, or will be when sent to Acquired Fund Shareholders in the regular course, in accordance with GAAP consistently applied, and such statements
(copies of which have been, or will be, furnished to the Aberdeen
Trust) present or will present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, including all known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date;
 (k) Since July 31, 2009, there has not been any material adverse change in any Acquired Funds financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (k), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the
discharge of Acquired Fund liabilities, or the redemption of
Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change;
 (l) On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of each Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the Acquired Funds knowledge, no such return is currently under audit; no assessment has been asserted with respect to such returns; and there are no levies, liens or other encumbrances related to taxes existing or known to the Acquired Fund to be threatened or pending with respect to the Assets of the Acquired Fund;
 (m) For each taxable year of its operation (including, with respect to each of New Asia Growth Fund, International Stock Fund and Small
Cap Fund, the taxable year on the Closing Date, and with respect to
High Grade Core Fixed Income Fund, the portion of its taxable year ending July 31, 2010 that has transpired up until and including the Closing Date), each Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section
852 of the Code and will have declared a dividend or dividends prior to or as of the Valuation Date that, together with all previous dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income (determined without regard to the dividends paid deduction) and all of its net capital gain, if any, for the period from the close of its last fiscal year to the close of business on the Closing Date and for any prior period;
 (n) All issued and outstanding Acquired Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the applicable Acquired Fund and have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws. All of the issued and outstanding Acquired Fund
Shares will, at the time of Closing, be held of record by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the applicable Acquired Fund, as provided in paragraph 3.3. Each Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into any of the Acquired Fund Shares, other than (i)
rights of reinvestment of dividends and capital gains distributions of the Acquired Fund and (ii) rights of exchange of shares of the other series of the Pacific Capital Trust into shares of the
Acquired Fund;
 (o) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action, if any, on the part of the Trustees of the
Pacific Capital Trust, on behalf of each Acquired Fund, and, subject to the approval of the Acquired Fund Shareholders, this Agreement constitutes a valid and binding obligation of each Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles;
 (p) The information relating to each Acquired Fund furnished by the Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory or self-regulatory authority that are necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and will comply in all material respects with federal securities laws and regulations thereunder applicable thereto;
 (q) As of the date of this Agreement, each Acquired Fund has provided the Aberdeen Trust with information relating to the Acquired Fund reasonably necessary for the preparation of a prospectus, including the proxy statement of the Acquired Fund (the Prospectus/Proxy Statement), to be included in a Registration Statement on Form N-14 of the Aberdeen Trust (the Registration Statement), in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of shareholders of the Acquired Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the Registration Statement, the date of the meeting of shareholders of each Acquired Fund and the Closing Date, such information provided by any Acquired Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; provided, however, that the representations and warranties in this subparagraph (q) shall not apply to statements in or omissions from the Prospectus/Proxy Statement made in reliance upon and in conformity with information that was furnished by the Aberdeen Trust or an Acquiring Fund for use therein;
 (r) There are no material contracts outstanding to which an Acquired Fund is a party, other than as disclosed in the Acquired Fund
Prospectus or in the Registration Statement;
 (s) There have been no miscalculations of the net asset value of an Acquired Fund or the net asset value per share of any class or series of shares during the twelve-month period preceding the date hereof that have not been remedied in accordance with industry practice which, individually or in the aggregate, would have a material adverse effect on such Acquired Fund or its Assets, and all such calculations have been made in accordance with the applicable provisions of the 1940
Act;
 (t) The minute books and other similar records of the Pacific Capital Trust as made available to the Aberdeen Trust prior to the execution of this Agreement contain a true and complete record in all material respects of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders and of its Board of Trustees and any committees of the Board of Trustees. The stock transfer ledgers and other similar records of an Acquired Fund as made available to the Aberdeen Trust prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the shares of the Acquired Fund.
Any other books and records of an Acquired Fund as made available to the Aberdeen Trust are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Acquired Fund.
 (u) The Pacific Capital Trust and each Acquired Fund have maintained, or caused to be maintained on its behalf, in all material respects, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder and such books and records are true and correct in all material respects;
 (v) The Pacific Capital Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940
Act relating to the Acquired Funds;
 (w) No Acquired Fund has any unamortized or unpaid organizational fees or expenses;
 (x) The Pacific Capital Trust represents that the Acquiring Fund
Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than as contemplated by this Agreement; and
 (y) Each Acquired Funds investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in each Acquired Funds prospectus, except as previously disclosed in writing to and accepted by the applicable Acquiring Fund.
4.2.	Except as has been fully disclosed to the applicable
corresponding Acquired Fund prior to the date of this Agreement in a written instrument executed by an officer of the Aberdeen Trust, the Aberdeen Trust, on behalf of each Acquiring Fund, severally and not jointly, represents and warrants to the Pacific Capital Trust as follows:
 (a) Each Acquiring Fund is duly organized as a series of the Aberdeen Trust, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power under the Aberdeen Trusts Agreement and Declaration of Trust to own all of its properties and assets and to carry on its business as contemplated by this Agreement. Each
Acquiring Fund is qualified as a foreign association or business trust in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquiring Fund. Each Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to carry out this Agreement;
 (b) The Aberdeen Trust is a duly registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of each class of Acquiring Fund
Shares under the 1933 Act is in full effect with respect to each Acquiring Fund and will be in full force and effect with respect to each Acquiring Fund as of the Closing Date;
 (c) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by any Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of (Puerto Rico) and the Hart-Scott-Rodino Act, which shall have been obtained on or prior to the Closing Date;
 (d) Each Acquiring Funds current prospectus and statement of additional information (collectively, as amended or supplemented from time to time, the Acquiring Fund Prospectus) and current shareholder reports (true and correct copies of which have been delivered to Pacific Capital Trust) conform or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact relating to the Acquiring Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
 (e) On the Valuation Date and the Closing Date, each Acquiring Fund will have good and marketable title to its assets, free and clear of any liens or other encumbrances, except those liens or encumbrances as to which the Acquiring Fund has received notice and documentation prior to the Closing Date;
 (f) Each Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement by the Acquiring Fund will not result, in a material violation of the Aberdeen Trusts Agreement and Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Aberdeen Trust, on behalf of each Acquiring Fund, is a party or by which it is bound;
 (g) The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Aberdeen Trust, on behalf of each Acquiring Fund, is a party or by which it is bound;
 (h) No litigation or administrative proceeding or investigation of or before any court, governmental body or regulatory agency is presently pending or, to the Aberdeen Trusts knowledge, threatened against the Aberdeen Trust, with respect to any Acquiring Fund or any of the Acquiring Funds properties or assets, that, if adversely determined, would materially and adversely affect any Acquiring Funds financial condition or the conduct of its business. The Aberdeen Trust, on behalf of each Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court governmental body or regulatory agency which materially and adversely affects any Acquiring Funds business or its ability to consummate the transactions herein contemplated;
 (i) Each Acquiring Funds current prospectus and statement of additional information and each Operating Acquiring Funds shareholder reports (true and correct copies of which have been delivered to the Pacific Capital Trust) and each prospectus, statement of additional information and shareholder report of the Acquiring Fund used during the three years prior to the date of this Agreement conform or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
 (j) The Statement of Assets and Liabilities, Statements of Operations and changes in Net Assets, and Schedule of Investments of each Operating Acquiring Fund at October 31, 2009 have been audited by KPMG LLP, an independent registered public accounting firm, and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Pacific Capital Trust) present fairly, in all material respects, the financial condition of the Operating Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Operating
Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;
 (k) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of each Operating Acquiring Fund at April 30, 2010 (unaudited) are, or will be when sent to Acquired Fund Shareholders in the regular course, in accordance with GAAP consistently applied, and such statements
(copies of which have been, or will be, furnished to the Pacific
Capital Trust if available prior to the Closing Date) present or will present fairly, in all material respects, the financial condition of the Operating Acquiring Fund as of such date in accordance with GAAP, including all known contingent liabilities of the Operating Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date;
 (l) Since October 31, 2009, there has not been any material adverse change in any Operating Acquiring Funds financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Operating Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (l), a decline in net asset value per share of Operating Acquiring Fund
Shares due to declines in market values of securities held by the Operating Acquiring Fund, the discharge of Operating Acquiring Fund liabilities, or the redemption of Operating Acquiring Fund Shares by shareholders of the Operating Acquiring Fund shall not constitute a material adverse change;
 (m) On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of each Operating Acquiring Fund required by law to have been filed by such date
(including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the Operating Acquiring Funds knowledge, no such return is currently under audit; no assessment has been asserted with respect to such returns; and there are no levies, liens or other encumbrances related to taxes existing or known to the Operating Acquiring Fund to be threatened or pending with respect to the Assets of the Operating Acquiring Fund;
 (n) Aberdeen Core Income Fund has not yet commenced operations.
Aberdeen Core Income Fund has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a regulated investment company for federal income tax purposes. However, upon filing its first federal income tax return at the completion of its first taxable year, Aberdeen Core Income Fund will elect to be a regulated investment company and until such time will take all steps necessary to ensure that it qualifies for taxation as a regulated investment company under Sections 851 and 852 of the Code. Aberdeen Core Income Fund will have no current or accumulated earnings and profits as of the Closing Date. To the knowledge of the Aberdeen Trust, Aberdeen Core Income Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company from and including the taxable year that includes the Closing Date and will be eligible to, and will, compute its federal income tax under Section 852 of the Code;
 (o) Each Operating Acquiring Fund has elected to qualify and has qualified as a regulated investment company under Subchapter M of the Code as of and since its first taxable year; has been a regulated investment company under the Code at all times since the end of its first taxable year when it so qualified; qualifies and will continue to qualify as a regulated investment company under the Code through the Closing Date and expects to continue to so qualify thereafter; and has satisfied the distribution requirements imposed by the Code for each of its taxable years and expects to continue to satisfy them;
 (p) All issued and outstanding shares of each Operating Acquiring
Fund are, and on the Closing Date will be, and each Acquiring Funds shares will be upon consummation of the Reorganization, duly and validly issued and outstanding, fully paid and non-assessable by the Aberdeen Trust and will have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws. Each Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;
 (q) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, has been duly authorized by all necessary action, if any, on the part of the Trustees of the Aberdeen Trust, on behalf of each Acquiring Fund, and this Agreement constitutes a valid and binding obligation of each Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles;
 (r) As of the effective date of the Registration Statement, the date of the meeting of shareholders of each Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference (insofar as it relates to the Aberdeen Trust and any Acquiring Fund) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein,in light of the circumstances under which such statements were made, not materially misleading; provided, however, that the representations and warranties in this subparagraph (r) shall not apply to statements in or omissions from the Prospectus/Proxy
Statement made in reliance upon and in conformity with information that was furnished by the Pacific Capital Trust or an Acquired Fund for use therein;
 (s) Prior to the Closing Date, Aberdeen Core Income Fund will have carried on no business activity, will have had no assets or liabilities and will have no issued or outstanding shares;
 (t) There are no material contracts outstanding to which an Acquiring Fund is a party, other than as disclosed in the Acquiring Fund
Prospectus or in the Registration Statement;
 (u) There have been no miscalculations of the net asset value of an Acquiring Fund or the net asset value per share of any class or series of shares during the twelve-month period preceding the date hereof that have not been remedied in accordance with industry practice which, individually or in the aggregate, would have a material adverse effect on such Acquiring Fund or its assets, and all such calculations have been made in accordance with the applicable provisions of the 1940
Act;
 (v) The Aberdeen Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act relating to the Acquiring Funds;
 (w) Each of Aberdeen Asia-Pacific (ex-Japan) Equity Institutional
Funds, Aberdeen International Equity Institutional Funds and Aberdeen Small Cap Funds investment operations have been in compliance in all material respects with the investment policies and investment restrictions set forth in its prospectus, in the case of Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund from inception to the date hereof, in the case Aberdeen International Equity
Institutional Fund from July 20, 2009 to the date hereof, and in the case of Aberdeen Small Cap Fund from June 23, 2008 to the date hereof, except, in each case, as previously disclosed in writing to and accepted by the Pacific Capital Trust on behalf of the applicable Acquired Fund;
 (x) The copy of the Aberdeen Trust Valuation Procedures that the Aberdeen Trust has provided to the Pacific Capital Trust is an accurate and complete statement of such Procedures as of the date that such copy was so provided, and such Procedures shall not be revised, amended or otherwise changed before the Valuation Date except to the extent that the Aberdeen Trust determines to be necessary or appropriate in the ordinary course of its business and upon providing the Pacific Capital Trust with an accurate and complete copy of any such revision, amendment or other change.
5. COVENANTS OF THE PARTIES.
 5.1. Each Acquired Fund and Operating Acquiring Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that, with respect to each Acquired Fund and Operating Acquiring Fund, such ordinary course of business will include purchases and sales of portfolio securities and other instruments, sales and redemptions of Acquired Fund Shares or Operating Acquiring Fund Shares, as applicable, and regular and customary periodic dividends and distributions, and with respect to Aberdeen Core Income Fund, it shall be limited to such actions as are customary to the organization of a new series prior to its commencement of operations. In order to facilitate the transfer of Assets at the Closing Date, AAMI may request in writing that BOH use its commercially reasonable best efforts, subject to BOHs fiduciary duty and that of any investment sub-adviser to an Acquired Fund, to limit or cease portfolio trading on behalf of an Acquired Fund for a period of up to three days prior to the Valuation Date. BOH agrees that it will accommodate such requests to the extent such trading restrictions are consistent with the investment objectives, policies and strategies of the applicable Acquired Fund and consistent with fulfilling its fiduciary obligations as an investment adviser.
 5.2. Each Acquired Fund will call a meeting of the Acquired Fund Shareholders as soon as practicable after the date of filing the Prospectus/Proxy Statement to be held prior to the Closing Date to consider and act upon this Agreement and to take all other action necessary to obtain the required shareholder approval of the transactions contemplated hereby. In the event that any Acquired
Fund receives insufficient votes from shareholders, the meeting may be adjourned as permitted under the Pacific Capital Trusts
Declaration of Trust, Bylaws, applicable law and the Acquired
Funds Prospectus/Proxy Statement in order to permit further solicitation of proxies.
 5.3. In connection with the Acquired Fund Shareholders meetings referred to in paragraph 5.2, the Aberdeen Trust, with the assistance of each Acquired Fund, will prepare the Registration
Statement and Prospectus/Proxy Statement for such meeting, which the Aberdeen Trust will file for registration under the 1933 Act of the Acquiring Fund Shares to be distributed to Acquired Fund Shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act.
 5.4. The Pacific Capital Trust, each of the Acquired Funds, the
Aberdeen Trust and each of the Acquiring Funds will cooperate with the others, and each will furnish to the others the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus/Proxy
Statement. Without limiting the foregoing, each Acquired Fund and BOH will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of Acquired Fund Shares and will assist the Acquiring
Funds and AAMI in obtaining copies of any books and records of the Acquired Funds from their service providers reasonably requested by the Aberdeen Trust or AAMI. In addition, the Aberdeen
Trust and the Pacific Capital Trust will provide each other and their respective representatives with such cooperation, assistance and information as either of them reasonably may request of the other in filing any tax returns, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes, or in determining the financial reporting of any tax position.
 5.5. As promptly as practicable, but in any case within sixty days after the Closing Date, each Acquired Fund shall furnish the applicable Acquiring Fund, in such form as is reasonably satisfactory to such Acquiring Fund, a statement of the earnings and profits of such Acquired Fund for federal income tax purposes that will be carried over by such Acquiring Fund as a result of
Section 381 of the Code, and which will be reviewed by KPMG LLP and certified by such Acquired Funds President and Treasurer or Chief Financial Officer.
 5.6. Each Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or blue sky laws as it may deem appropriate in order to continue its operations after the Closing Date.
 5.7. The Pacific Capital Trust, on behalf of each Acquired Fund, agrees that the liquidation of each Acquired Fund will be effected in the manner provided in the Pacific Capital Trusts Declaration of Trust and Bylaws in accordance with applicable law, and that on and after the Closing Date, each Acquired Fund shall not conduct any business except in connection with its liquidation.
 5.8. It is the intention of the parties that the transaction contemplated by this Agreement will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization with the meaning of Section 368(a) of the Code.
 5.9. Each Acquiring Fund and each Acquired Fund will use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable. The Pacific Capital Trust and the Aberdeen
Trust shall each use commercially reasonable efforts to make its officers available upon reasonable notice at reasonable times to provide explanation of any documents or information provided under this Agreement to the extent such officer is familiar with such documents or information.
 5.10. The Pacific Capital Trust and the Aberdeen Trust will execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as may be necessary or reasonably desirable in order to vest in and confirm (a) each Acquired Funds title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) each Acquiring Funds title to and possession of all the Assets.
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND
The obligations of the Aberdeen Trust and each Acquiring Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by the Pacific Capital Trust and the applicable Acquired Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
 6.1. The Pacific Capital Trust and each Acquired Fund shall have delivered to the applicable Acquiring Fund a certificate executed on their behalf by the Pacific Capital Trusts President or any Vice President and its Chief Financial Officer, Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Aberdeen Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Pacific Capital Trust and each Acquired Fund made in this Agreement are true and correct at and as of the Closing Date (except for such representations and warranties required to be true and correct as of another date, which representation and warranty shall be true and correct as of such other date), except as they may be affected by the transactions contemplated by this Agreement, and that the Pacific Capital Trust and each Acquired Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.
 6.2. The Pacific Capital Trust, on behalf of each Acquired Fund, shall have furnished to the Aberdeen Trust a statement of the Acquired Funds assets and liabilities, with values determined as provided in Section 2 of this Agreement, together with a list of investments with their respective tax costs, all as of the Valuation Date, certified by the Pacific Capital Trusts Chief Financial Officer, Treasurer or Assistant Treasurer. This information will present fairly the financial position and Assets of each Acquired Fund as of the Valuation Date in conformity with GAAP applied on a consistent basis, and there will be no material contingent liabilities of any Acquired Fund not disclosed in such information.
 6.3. Prior to the Closing Date each Acquired Fund other than High
Grade Core Fixed Income Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its stockholders all of its investment company taxable income (computed without regard to any deduction for dividends paid) for its taxable year ended July 31, 2009 and the short taxable year beginning August 1, 2009 and ending on the Closing Date, and all of the Acquired Funds net capital gain recognized in its taxable year ended July 31, 2009 and the short taxable year beginning on August 1, 2009 and ending on the Closing
Date (after reduction for any capital loss carryover).
 6.4. Each Acquiring Fund shall have received a favorable opinion of Bingham McCutchen LLP, counsel to the Pacific Capital Trust for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of Bingham McCutchen LLP appropriate to render the opinions expressed therein, and in a form satisfactory to the applicable Acquiring Fund, to the following effect:
  (a) The Pacific Capital Trust is a business trust organized and validly existing under the laws of the Commonwealth of Massachusetts and has power as a business trust to own all of its properties and assets and to carry on its business as an open-end investment company as described in the Registration Statement, and each Acquired Fund is a series thereof duly constituted in accordance with the Declaration of Trust and Bylaws of the Pacific Capital Trust.
  (b) This Agreement has been duly authorized, executed and delivered by the Pacific Capital Trust, on behalf of each Acquired Fund, and assuming the due authorization, execution and delivery of this Agreement by the Aberdeen Trust, on behalf of each Acquiring Fund, is a valid and binding obligation of the Pacific Capital Trust and each Acquired Fund enforceable against the Pacific Capital Trust and each Acquired Fund in accordance with its terms, subject to such counsels standard exceptions.
  (c) Each Acquired Fund has the power as a business trust to sell, assign, transfer and deliver the assets and the liabilities to be transferred by it hereunder.
  (d) The execution and delivery of this Agreement by the Pacific
Capital Trust on behalf of each Acquired Fund did not, and the performance by the Pacific Capital Trust and each Acquired Fund of their obligations hereunder will not, (i) violate the Pacific Capital Trusts Declaration of Trust or Bylaws, (ii) violate any provisions of applicable U.S. federal securities laws (excluding, however, antifraud and other provisions with respect to disclosures of material information) or (iii) violate any provision of any agreement disclosed in or filed with the Acquired Fund Prospectus or Acquired Funds Registration Statement on Form N-1A to which the Pacific Capital Trust or any Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any judgment or decree to which the Pacific Capital Trust or any Acquired Fund is a party or by which it or its property is bound.
  (e) To the knowledge of such counsel, no consent, approval, authorization or order of any Massachusetts or federal court or governmental authority is required for the consummation by the Pacific Capital Trust or any Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained.
  (f) The Pacific Capital Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the 1940 Act.
In addition, such counsel will confirm whether, as of the Closing
Date, it is representing the Pacific Capital Trust or any Acquired
Fund in any pending litigation in which the Pacific Capital Trust or any Acquired Fund is a named defendant that challenges the validity or the enforceability of the Agreement.
 6.5. The Pacific Capital Trust shall have duly executed and delivered to the Aberdeen Trust, on behalf of each Acquired Fund, such bills of sale, assignments, certificates and other instruments of transfer, including transfer instructions to each Acquired Funds custodian and instructions to the Aberdeen Trusts transfer agent as the Aberdeen
Trust may reasonably deem necessary or desirable to evidence the transfer to the Acquiring Fund by such Acquired Fund all of the right, title and interest of such Acquired Fund in and to the respective
Assets of each Acquired Fund. In each case the Assets of each Acquired Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.
 6.6. The Aberdeen Trust shall have received at the Closing: (i) a certificate of an authorized signatory of The Bank of New York Mellon, as custodian for the Pacific Capital Trust, stating that the Assets of each Acquired Fund have been delivered to the Aberdeen Trust; (ii) a certificate of an authorized signatory from the applicable custodian for the Acquiring Funds, stating that the Assets of each Acquired Fund has been received; (iii) a certificate of an authorized signatory of the Pacific Capital Trust confirming that each Acquired Fund has delivered its records containing the names and addresses of the record holders of each Acquired Fund shares and the number and percentage (to three decimal places) of ownership of each Acquired Fund owned by each such holder as of the Valuation Date; (iv) a statement of the respective tax basis of all investments to be transferred by each Acquired Fund to the corresponding Acquiring Fund; and (v) the tax books and records of each Acquired Fund for purposes of preparing any tax returns required by law to be filed after the Closing Date.
 6.7. The Aberdeen Trust, on behalf of each Acquiring Fund, shall have received from KPMG LLP a letter addressed to the Aberdeen Trust, on behalf of the applicable Acquiring Fund, dated as of the effective date of the Registration Statement in form and substance satisfactory to the Aberdeen Trust, on behalf of the applicable Acquiring Fund, to the effect that:
  (a) they are independent public accountants with respect to the applicable Acquired Fund within the meaning of the 1933 Act and the applicable regulations thereunder; and
  (b) in their opinion, the financial statements and financial highlights of the applicable Acquired Fund included or incorporated by reference in the Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.
 6.8. The Pacific Capital Trust, on behalf of each Acquired Fund, shall have received from KPMG LLP a letter addressed to the Pacific Capital Trust dated as of the effective date of the Registration Statement in form and substance satisfactory to the Pacific Capital Trust, to the effect that:
  (a) they are independent public accountants with respect to the applicable Acquiring Fund within the meaning of the 1933 Act and the applicable regulations thereunder; and
  (b) in their opinion, the financial statements and financial highlights of the applicable Acquiring Fund included or incorporated by reference in the Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.
 6.9. The Aberdeen Trust, on behalf of each Acquiring Fund, and the Pacific Capital Trust, on behalf of each Acquired Fund, shall have received from KPMG LLP a letter addressed to both parties and dated as of the effective date of the Registration Statement in form and substance satisfactory to each party, to the effect that: on the basis of limited procedures agreed upon by the Aberdeen Trust, on behalf of each Acquiring Fund, and the Pacific Capital Trust, on behalf of each Acquired Fund, and described in such letter (but not an examination in accordance with generally accepted auditing standards), specified information relating to each Fund appearing in the Registration
Statement has been obtained from the accounting records of each Fund or from schedules prepared by officers of each Fund having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.
 6.10. The Aberdeen Trust, on behalf of each Acquiring Fund, shall have received from KPMG LLP a letter addressed to the Aberdeen Trust, on behalf of each Acquiring Fund, and dated as of the Closing Date stating that, as of a date no more than three (3) business days prior to the Closing Date, KPMG LLP performed limited procedures and that on the basis of those procedures it confirmed the matters set forth in paragraph 6.9.
 6.11. The Pacific Capital Trusts agreements, on behalf of each Acquired Fund, with each of its service providers shall have terminated on or prior to the Closing Date with respect to each Acquired Fund in compliance with their termination provisions without being subject to a contractual penalty, and each of the Pacific
Capital Trust and the Aberdeen Trust shall have received assurances that no claims for damages (liquidated or otherwise) will arise as a result of such termination.
 6.12. The Aberdeen Trust shall have completed to its satisfaction its due diligence review of each Acquired Fund.
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND
The obligations of the Pacific Capital Trust and each Acquired Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by the Aberdeen Trust and the applicable Acquiring Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
 7.1. The Aberdeen Trust and each Acquiring Fund shall have delivered to the applicable Acquired Fund a certificate executed on their behalf by the Aberdeen Trusts President or any Vice President and its Chief Financial Officer, Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Aberdeen Trust and each Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date (except for such representations and warranties required to be true and correct as of another date, which representation and warranty shall be true and correct as of such other date), except as they may be affected by the transactions contemplated by this Agreement, and that the Aberdeen Trust and each Acquiring Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.
 7.2. The Aberdeen Trust, on behalf of each Acquiring Fund, shall have executed and delivered to the Pacific Capital Trust, on behalf of the applicable Acquired Fund, an Assumption of Liabilities dated as of the Closing Date pursuant to which each Acquiring Fund will assume all of the Liabilities of the applicable Acquired Fund existing at the Valuation Date in connection with the transactions contemplated by this Agreement.
 7.3. Each Acquired Fund shall have received a favorable opinion of Willkie Farr & Gallagher LLP, counsel to the Aberdeen Trust for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of Willkie Farr
& Gallagher LLP appropriate to render the opinions expressed therein, and in a form satisfactory to the applicable Acquired Fund, which opinion shall rely on a separate opinion of local counsel to the extent it relates to the laws of the State of Delaware, to the following effect:
  (a) The Aberdeen Trust is a statutory trust duly organized and validly existing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry on its business as an open-end investment company as described in the Registration Statement, and each Acquiring Fund is a separate series thereof duly constituted in accordance with the Agreement and Declaration of Trust and the Bylaws of the Aberdeen Trust and applicable law.
  (b) This Agreement has been duly authorized, executed and delivered by the Aberdeen Trust, on behalf of each Acquiring Fund, and assuming the due authorization, execution and delivery of this Agreement by the Pacific Capital Trust, on behalf of each Acquired Fund, is the valid and binding obligation of the Aberdeen Trust and each Acquiring Fund enforceable against the Aberdeen Trust and each Acquiring Fund in accordance with its terms, subject to such counsels standard exceptions.
  (c) Each Acquiring Fund has the power to assume the liabilities to be transferred to it hereunder.
  (d) The execution and delivery of this Agreement by the Aberdeen
Trust on behalf of each Acquiring Fund did not, and the performance by the Aberdeen Trust and each Acquiring Fund of their obligations hereunder will not, (i) violate the Aberdeen Trusts Agreement and Declaration of Trust or Bylaws, (ii) violate any provisions of applicable U.S. federal securities laws (excluding, however, antifraud and other provisions with respect to disclosures of material information) or (iii) violate any provision of any agreement disclosed in or filed with the Acquiring Fund Prospectus or Acquiring Funds Registration Statement on Form N-1A to which the Aberdeen Trust or any Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any judgment or decree to which the Aberdeen Trust or any Acquiring Fund is a party or by which it or its property is bound.
  (e) To the knowledge of such counsel, no consent, approval, authorization or order of any Delaware or federal court or governmental authority is required for the consummation by the Aberdeen Trust or any Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or blue sky laws or such as have been obtained.
  (f) The Aberdeen Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the 1940 Act.
In addition, such counsel will confirm whether, as of the Closing Date, it is representing the Aberdeen Trust or any Acquiring Fund in any pending litigation in which the Aberdeen Trust or any Acquiring Fund is a named defendant that challenges the validity or the enforceability of the Agreement.
 7.4. The Aberdeen Trust shall have duly executed and delivered to the Pacific Capital Trust, on behalf of each Acquiring Fund, such instrument of assumptions of liabilities and other instruments as an Acquired Fund may reasonably deem necessary or desirable to evidence the transactions contemplated by this Agreement, including the assumption of all of the Liabilities of each Acquired Fund by the Acquiring Fund into which it is being reorganized.
 7.5. The Pacific Capital Trust shall have received from the Transfer Agent a certificate stating that it has received from the Aberdeen
Trust the number of full and fractional Acquiring Fund Shares of each relevant class equal in value to the value of each corresponding class of the corresponding Acquired Fund as of the time and date set forth in paragraph 3.
8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES
The respective obligations of the Aberdeen Trust, the Pacific Capital Trust, each Acquired Fund and each Acquiring Fund hereunder are subject to the further conditions that on or before the Closing
Date:
 8.1. This Agreement shall have been approved by a majority of the outstanding shares of each Acquired Fund in the manner required by the Pacific Capital Trusts Declaration of Trust, Bylaws and applicable law, and the parties shall have received reasonable evidence of each such approval.
 8.2. The Agreement, the transactions contemplated herein and the filing of the Prospectus/Proxy Statement shall have been approved by the Board of Trustees of the Aberdeen Trust and the Agreement and the transactions contemplated herein shall have been approved by the Board of Trustees of the Pacific Capital Trust, and each party shall have delivered to the other a copy of the resolutions approving this Agreement adopted by the other partys Board, certified by the Secretary or an equivalent officer.
 8.3. On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and, to the knowledge of the parties hereto, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
 8.4. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities) deemed necessary by the Aberdeen Trust and each Acquiring Fund, or the Pacific Capital Trust and each Acquired Fund, to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of each Acquiring Fund or each Acquired Fund.
 8.5. The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
 8.6. No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of any party hereto, threatened against a party or any of its properties or assets that, if adversely determined, would materially and adversely affect its business or its ability to consummate the transactions herein contemplated.
 8.7. Each Acquired Fund and each applicable Acquiring Fund shall have received a favorable opinion of Willkie Farr & Gallagher LLP dated on the Closing Date satisfactory to both parties substantially to the effect that, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, and court decisions, generally for federal income tax purposes:
  (a) The acquisition by each Acquiring Fund of the assets of the applicable Acquired Fund in exchange for such Acquiring Funds assumption of the Liabilities of that Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by that Acquired Fund of such Acquiring Fund Shares to the shareholders of such Acquired Fund in exchange for their shares of such Acquired Fund, all as provided in Section 1 hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code, and such Acquired
Fund and Acquiring Fund will each be a party to a reorganization within the meaning of Section 368(b) of the Code.
  (b) Under Sections 361 and 357(a) of the Code, no gain or loss will be recognized by any Acquired Fund (i) upon the transfer of its assets to the applicable Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by each Acquiring Fund of the Liabilities of the applicable Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by each Acquired Fund to its shareholders in liquidation, as contemplated in Section 1 hereof, except for any gain or loss that may be required to be recognized solely as a result of the close of an Acquired Funds taxable year due to the Reorganization.
  (c) Under Section 1032 of the Code, no gain or loss will be recognized by any Acquiring Fund upon the receipt of the assets of the applicable Acquired Fund in exchange for the assumption of the Liabilities of such Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in Section 1 hereof.
  (d) Under Section 362(b) of the Code, the tax basis of the assets of each Acquired Fund acquired by the applicable Acquiring Fund will be the same as the tax basis of such assets in the hands of such Acquired Fund immediately prior to the transfer.
  (e) Under Section 1223(2) of the Code, the holding periods of the assets of each Acquired Fund in the hands of the applicable Acquiring Fund will include the periods during which such assets were held by such Acquired Fund.
  (f) Under Section 354 of the Code, no gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of all of their Acquired Fund Shares for the Acquiring Fund Shares.
  (g) Under Section 358 of the Code, the aggregate tax basis of the Acquiring Fund Shares to be received by each shareholder of the Acquired Fund will be the same as the aggregate tax basis of Acquired Fund Shares exchanged therefor.
  (h) Under Section 1223(1) of the Code, an Acquired Fund Shareholders holding period for the Acquiring Fund Shares to be received will include the period during which Acquired Fund Shares exchanged therefor were held, provided that the shareholder held Acquired Fund Shares as a capital asset on the date of the exchange.
  (i) Each Acquiring Fund will succeed to and take into account the items of the applicable Acquired Fund described in Section 381(c) of the Code.
The parties acknowledge that the opinion will be based on certain factual certifications made by officers of the Pacific Capital Trust and the Aberdeen Trust and will also be based on customary assumptions;
 the opinion is not a guarantee that the tax consequences of the Reorganization will be as described above; and there is no assurance that the Internal Revenue Service or a court would agree with the opinion.
 8.8. With respect to each Acquired Fund individually, the Reorganization of such Acquired Fund into its corresponding Acquiring Fund and the material attributes of such Acquiring Fund, including, but not limited to, its investment advisory agreement, each of its investment sub-advisory agreements, Rule 12b-1 Plans, shareholder service plans, sales charges, share classes, redemption fees, distribution agreement, transfer agent agreement, custody agreement, and independent registered public accounting firm, shall, in all material respects, be in substantially the form as described in the Prospectus/Proxy Statement.
 8.9. At any time prior to the Closing, any of the foregoing conditions of this Section 8 (except for paragraph 8.1 and paragraph
8.7) may be jointly waived by the Board of Trustees of the Pacific Capital Trust and the Board of Trustees of the Aberdeen Trust, if, in the judgment of the Board of Trustees of the Pacific Capital Trust, such waiver will not have a material adverse effect on the interests of the Acquired Fund Shareholders and, if, in the judgment of the Board of Trustees of the Aberdeen Trust, such waiver will not have a material adverse effect on the interests of the shareholders of each Acquiring Fund.
 8.10. All of the conditions to the closing of the transactions contemplated by the Asset Purchase Agreement between BOH and AAMI, dated March 3, 2010 (the Asset Purchase Agreement), shall be satisfied or waived, and the closing of the transactions contemplated by the Asset Purchase Agreement shall be consummated concurrently with the Closing.
 8.11. Prior to the Closing the investment portfolio of each Acquired Fund, the Reorganization of which is being consummated as provided in paragraph 15.1, has been restructured to align its portfolio with that of the corresponding Acquiring Fund in a manner reasonably acceptable to AAMI.
9. BROKERAGE FEES AND EXPENSES
 9.1. The Aberdeen Trust, on behalf of each Acquiring Fund, and the Pacific Capital Trust, on behalf of each Acquired Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
 9.2. The Pacific Capital Trust and its Acquired Funds and the Aberdeen Trust and its Acquiring Funds will not bear any costs arising in connection with the transactions contemplated by this Agreement. The responsibility for payment of all of the costs arising in connection with the transactions contemplated by this Agreement, whether or not the transactions contemplated hereby are concluded, shall be borne by AAMI, BOH, or their respective affiliates. The costs arising in connection with the transactions contemplated by this Agreement shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation of the Prospectus/Proxy Statement, printing and distributing the Prospectus/Proxy Statement, legal fees, accounting fees, securities registration fees, brokerage commissions incurred in connection with paragraph 1.6, all necessary taxes in connection with the delivery of the Assets of each Acquired Fund, including all applicable federal and state stock transfer stamps, and expenses of holding shareholders meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company or would prevent the Reorganization from qualifying as a tax-free reorganization. For the avoidance of doubt and notwithstanding anything to the contrary herein, the following expenses incurred prior to Closing in connection with the restructuring of an Acquired Funds portfolio to align it with the corresponding Acquiring Funds portfolio shall be borne equally by AAMI or its affiliates and BOH or its affiliates: (i) brokerage commissions incurred in connection with such restructuring; and (ii) any fees charged by an investment adviser or other consultant retained by the Pacific Capital Trust to assist with such restructuring, excluding any fees charged by a current subadviser of the applicable Acquired Fund.
10. ENTIRE AGREEMENT; TERMINATION OF WARRANTIES
 10.1. The Aberdeen Trust and the Pacific Capital Trust agree that neither party has made any representation, warranty or covenant, on behalf of either an Acquiring Fund or an Acquired Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between the parties.
 10.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. Notwithstanding the foregoing sentence, the covenants to be performed after the Closing shall survive the Closing.
11. TERMINATION
This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the either the Board of Trustees of the Aberdeen Trust or the Board of Trustees of the Pacific Capital Trust, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to any Acquiring Fund or any Acquired Fund, respectively. In addition, this Agreement may be terminated at any time prior to the Closing Date:
 (a) by the written consent of each of the parties;
 (b) by the Pacific Capital Trust (i) following a material breach by the Aberdeen Trust of any of its representations, warranties or covenants contained in this Agreement, provided that the Aberdeen Trust shall have been given a period of 10 business days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so; or (ii) upon the occurrence of an event which has a material adverse effect upon the Aberdeen Trust or an Acquiring Fund;
 (c) by the Aberdeen Trust (i) following a material breach by the Pacific Capital Trust of any of its representations, warranties or covenants contained in this Agreement, provided that the Pacific
Capital Trust shall have been given a period of 10 business days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so; or (ii) upon the occurrence of an event which has a material adverse effect upon the Pacific Capital
Trust or an Acquired Fund; or
 (d) by either the Aberdeen Trust or the Pacific Capital Trust if the Closing shall not have been consummated by July 20, 2010, provided the right to terminate this Agreement under this paragraph 11(d) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.
If a party terminates this Agreement in accordance with this Section
11, other than a termination under (b), (c) or (d) in connection with a willful default, there shall be no liability for damages on the part of any party, or the trustees, directors or officers of such party.
In the event of a termination under (b), (c) or (d) in connection with a willful default, all remedies at law or in equity of the party adversely affected shall survive.
At any time prior to the Closing Date, any of the terms or conditions of this Agreement (except for paragraph 8.1, paragraph 8.7 and paragraph 15.1) may be waived by either the Pacific Capital Trust or the Aberdeen Trust, respectively (whichever is entitled to the benefit thereof). Such waiver shall be in writing and authorized by an officer of the waiving party. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every such provision.No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
12. AMENDMENTS
This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Pacific Capital Trust and the Aberdeen Trust;
provided, however, that following the meeting of the shareholders of each Acquired Fund called by the Acquired Funds pursuant to paragraph
5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to each corresponding class of Acquired Fund Shareholders, under this Agreement to the detriment of such shareholders without their further approval; provided further that paragraph 15.1 shall not be amended without the prior consent of AAMI and BOH.
13. NOTICES
Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery, personal service or prepaid or certified mail addressed to:

To the Aberdeen Trust:

Aberdeen Funds
1735 Market Street, 32nd Floor
Philadelphia, PA  19103
Attention: Legal

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 11598
Attention:  Rose F. DiMartino, Esq.

To the Pacific Capital Trust:

Pacific Capital Funds
130 Merchant Street, Suite 370
Honolulu, Hawaii 96813
Attention: President

With a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, California 90071
Attention: Michael Glazer

To AAMI:

Aberdeen Asset Management, Inc.
1735 Market Street, 32nd Floor
Philadelphia, PA  19103
Attention: Legal

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 11598
Attention:  Rose F. DiMartino, Esq.
David K. Boston, Esq.

To BOH:

Bank of Hawaii
130 Merchant Street, Suite 370
Honolulu, Hawaii 96813
Attention: Robert Crowell

With a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, California 90071
Attention: Michael Glazer


14. PUBLICITY/CONFIDENTIALITY
 14.1. Publicity. Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties mutually shall agree in writing (which writing may include e-mail), provided that nothing herein shall prevent either party from making such public announcements as may be required by law, in which case the party issuing such statement or communication shall use all reasonable commercial efforts to advise the other party prior to such issuance.
 14.2. Confidentiality. (a) The Pacific Capital Trust, the Aberdeen Trust, BOH and AAMI (for purposes of this paragraph 14.2, the Protected Persons) will hold, and will cause their board members, officers, employees, representatives, agents and affiliates to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) it if was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.
 (b) In the event of a termination of this Agreement, the Pacific Capital Trust, the Aberdeen Trust, BOH and AAMI agree that they along with their employees, representative agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.
15. CONTINGENCY OF EACH REORGANIZATION ON CONSUMMATION OF OTHER
REORGANIZATIONS
 15.1 For purposes of this paragraph 15.1, the Reorganization of each of (i) the New Asia Growth Fund into the Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund, (ii) the International Stock Fund into the Aberdeen International Equity Institutional Fund, and
(iii) the High Grade Core Fixed Income Fund into the Aberdeen Core Income Fund shall be referred to collectively as the Fixed Reorganizations, and the Reorganization of the Small Cap Fund into the Aberdeen Small Cap Fund shall be referred to as the Small Cap Reorganization. Each Reorganization is contingent upon the consummation and validity of each other Reorganization, and the provisions of this
Agreement shall be construed to effect this intent and in the event that shareholders of a particular Acquired Fund that is a party to a Reorganization do not approve the Reorganization relating to their Acquired Fund, none of the Reorganizations referenced in this Agreement will be consummated; provided, however, that notwithstanding the foregoing, in the event that shareholders of the Small Cap Fund do not approve the Small Cap Reorganization on or prior to July 16, 2010, but shareholders of each Acquired Fund that is a party to a Fixed Reorganization have approved the Fixed Reorganization relating to their Acquired Fund, (x) the Fixed Reorganizations will be consummated (subject to the satisfaction or waiver of the conditions to this Agreement) and the Small Cap Reorganization will not be consummated (y) the Closing (subject to the satisfaction or waiver of the conditions to this Agreement to be satisfied concurrently with the Closing, including the consummation of the transactions contemplated by the Asset Purchase Agreement) will take place on July 19, 2010 and (z) the parties hereunder will have no further obligation to consummate the Small
Cap Reorganization.
16. HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT; LIMITATION OF LIABILITY; COUNTERPARTS
 16.1. The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
 16.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
 16.3. The warranties, representations, and agreements contained in this Agreement made by the Pacific Capital Trust on behalf of each of the Acquired Funds, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations, and agreements contained in this Agreement made by the Aberdeen Trust on behalf of each of the Acquiring Funds, are made on a several (and not joint, or joint and several) basis. The benefits and obligations attendant to the Reorganization are severable with respect to each Acquired Fund and its corresponding Acquiring Fund and the other Acquired Funds and their corresponding Acquiring Funds participating in the Reorganization. Shareholders of the Acquired Funds have no rights under this Agreement with respect to the reorganization, redomiciliation, and liquidation of any other Acquired Fund in which they do not hold shares.
 16.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
 16.5. The name Aberdeen Funds is the designation of the trustees for the time being under an Amended and Restated Agreement and Declaration of Trust dated December 12, 2007, as amended from time to time, and all persons dealing with the Aberdeen Trust or an Acquiring Fund must look solely to the property of the Aberdeen Trust or such Acquiring Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Aberdeen Trust. No portfolio of the Aberdeen Trust shall be liable for any claims against any other portfolio of the Aberdeen Trust. Each Acquired Fund, BOH and AAMI specifically acknowledge and agree that any liability of the Aberdeen Trust under this Agreement with respect to a particular Acquiring Fund of the Aberdeen Trust, or in connection with the transactions contemplated herein with respect to a particular Acquiring Fund, shall be discharged only out of the assets of the particular Acquiring Fund and that no other portfolio of the Aberdeen Trust shall be liable with respect thereto.
 16.6. The name Pacific Capital Funds is the designation of the trustees for the time being under a Declaration of Trust dated October 31, 1992, as amended from time to time, and all persons dealing with the Pacific Capital Trust or an Acquired Fund must look solely to the property of the Pacific Capital Trust or such Acquired Fund for the enforcement of any claims as none of the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of Pacific Capital Trust. No portfolio of the Pacific Capital Trust shall be liable for any claims against any other portfolio of the Pacific Capital Trust. Each Acquiring Fund, BOH and AAMI specifically acknowledge and agree that any liability of the Pacific Capital Trust under this Agreement with respect to a particular Acquired Fund of the Pacific Capital Trust, or in onnection with the transactions contemplated herein with respect to a particular Acquired Fund, shall be discharged only out of the assets of the particular Acquired Fund and that no other portfolio of the Pacific Capital Trust shall be liable with respect thereto.
 16.7. This Agreement may be executed in one or more counterparts, all of which counterparts shall together constitute one and the same agreement.

***************

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.


Aberdeen Funds,
on behalf of its series:

Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund
Aberdeen International Equity Institutional Fund
Aberdeen Small Cap Fund
Aberdeen Core Income Fund


By:/s/ Lucia Sitar_________

Name: Lucia Sitar
Title: Vice President


Pacific Capital Funds,
on behalf of its series:

New Asia Growth Fund
International Stock Fund
Small Cap Fund
High Grade Core Fixed Income Fund


By:/s/ Robert I. Crowell___

Name: Robert I. Crowell
Title: President


Solely for purpose of paragraphs 1.6, 5.1, 9.2, 14, 16.4,
16.5 and 16.6


ABERDEEN ASSET MANAGEMENT INC.


By:/s/ Jennifer A. Nichols__

Name: Jennifer A. Nichols
Title: Director/Vice President

Solely for purpose of paragraphs 1.6, 5.1, 5.4, 9.2, 14, 16.4,
16.5 and 16.6


BANK OF HAWAII


By:/s/ Vincent E. Barfield _

Name: Vincent E. Barfield
Title: Sr. Executive Vice President



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